UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006
LIGHTING SCIENCE GROUP CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 382-3630
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended Line of Credit

As previously disclosed, on June 29, 2006, Lighting Science Group Corporation (the “Company”) entered into that certain Loan Agreement and that certain Revolving Promissory Note between the Company and Bank of Texas, N.A. On December 29, 2006, the Company entered into that certain Letter Agreement Amendment to the Loan Agreement (the “Amended Loan Agreement”) and that certain Amended and Restated Revolving Promissory Note (the “Amended Revolving Note” and, together with the Amended Loan Agreement, the “Amended Line of Credit”). Pursuant to the Amended Line of Credit, the amount available to the Company under the Amended Line of Credit may increase from up to $2.0 million to up to $2.3 million commensurate with the aggregate dollar amount of the guarantees provided to the bank by the guarantors of the Amended Line of Credit.

The Amended Line of Credit provides for monthly payments of interest only at prime plus 1.0%. Of the $2,187,500 currently available to the Company under the Amended Line of Credit, the Company has borrowed approximately $2,080,000 as of the date hereof. The Amended Line of Credit matures and expires on June 29, 2007. In the event that the Company defaults under the terms of the Amended Line of Credit, the Amended Line of Credit may accelerate and become immediately due and payable, without notice, demand or other formalities of any kind. The Amended Line of Credit restricts, among other things, the Company’s ability to incur additional debt, create liens, merge or consolidate, pay dividends on, or redeem or repurchase stock (other than the Company’s 6% convertible preferred stock in accordance with its terms), make specified types of investments, engage in transactions with affiliates of the Company, and engage in sale and leaseback transactions. Additionally, the Company is required to maintain certain levels of customer orders, as evidenced by written purchase orders, for the three months ending on the last day of March and each subsequent quarter for which the Line of Credit remains outstanding.

The Amended Line of Credit is secured by that certain Pledge and Security Agreement dated June 29, 2006 between the Company and Bank of Texas, N.A. (the “Pledge Agreement”). Pursuant to the Pledge Agreement, the Company granted a security interest to Bank of Texas, N.A. in all of the Company’s personal property.

The Amended Line of Credit is guaranteed by certain officers, directors, and stockholders of the Company (the “Guarantors”). Additional parties, including additional officers, directors, and stockholders of the Company, may be added as guarantors of the Amended Line of Credit. In connection with and as consideration for providing additional guarantees and enabling the Company to obtain the additional amount(s) available under the Amended Line of Credit, the Company expects to issue warrants to purchase shares of Common Stock of the Company (the “Guarantee Warrants”) to the Guarantors in proportion to the additional dollar amount(s) of the Amended Line of Credit guaranteed by the Guarantors. The Company anticipates issuing Guarantee Warrants to purchase up to 300,000 shares of Common Stock, in the aggregate, and expects that the Guarantee Warrants will provide for an exercise price of $0.30 per share of Common Stock, subject to adjustment, and expire on the fifth anniversary of their issuance. The number of shares of Common Stock issuable pursuant to the Guarantee Warrants is expected to be subject to adjustment in accordance with the anti-dilution provisions of the Guarantee Warrants.

Working Capital Facility

On January 4, 2007, the Company entered into that certain Factoring Agreement (the “Working Capital Facility”) between the Company and Allied Capital Partners, L.P. (“Allied Capital”). Pursuant to the Working Capital Facility, the Company may borrow up to $10.0 million against customer invoices sold or otherwise transferred to Allied Capital. The Working Capital Facility is anticipated to be secured by the Company’s accounts receivables and other credit-related documents received from its customers. The Company anticipates that Bank of Texas, N.A., which currently holds a first charge on all personal property assets of the Company, will agree to take a subordinate security interest in such collateral. If Bank of Texas, N.A. does not agree to take a subordinate security interest in the accounts receivable and other credit-related documents received from the Company’s customers, the Company may be unable to borrow against the Working Capital Facility. The Working Capital Facility has a one-year term.

Repriced Warrants

On December 29, 2006, the Company offered to reprice warrants (the “Bridge Warrants”) previously issued to certain members of the Company’s board of directors and senior management (the “Bridge Lenders”). The Bridge Warrants were issued to the Bridge Lenders in May 2005 as consideration for providing bridge loan financing to the Company during the period between March 2005 and May 2005. The Company issued Bridge Warrants to purchase 476,000 shares of Common Stock to the Bridge Lenders at an exercise price of $1.50 per share. The Company has agreed to reprice the Bridge Warrants to provide for an exercise price of $0.30 per share contingent upon the Bridge Lenders’ exercise of such warrants on or before January 31, 2007. Bridge Warrants that are not exercised on or before January 31, 2007 will not be repriced and the exercise price will remain $1.50.

This Form 8-K, including the foregoing descriptions of the terms and conditions of the (a) Amended Line of Credit and (b) Working Capital Facility, is qualified in its entirety by reference to the (i) Amended Loan Agreement, (ii) Amended Revolving Note and (iii) Working Capital Facility, which are furnished as Exhibit 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference. See also Items 2.03 and 9.01 of this report. The information in Items 2.03 and 9.01 of this report is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2006, the Company became obligated on the Amended Line of Credit, and as of January 4, 2007, the Company may become obligated on the Working Capital Facility.

This Form 8-K is qualified in its entirety by reference to the (i) Amended Loan Agreement, (ii) Amended Revolving Note and (iii) Working Capital Facility, which are furnished as Exhibit 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference. See also Item 1.01 of this report. The information in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 3.03  Material Modification to Rights of Security Holders.

As previously reported, on June 6, 2006, the Company entered into Waiver, Consent, and Amendment Agreements with the holders of at least a majority of the shares of the 6% Convertible Preferred Stock of the Company then outstanding that: (i) reduced the conversion price of the 6% Convertible Preferred Stock from $0.80 to $0.50 per share of Common Stock; (ii) provided for a contingent reduction of the conversion price of the 6% Convertible Preferred Stock from $0.50 to $0.30 per share of Common Stock in the event that the Current Market Price (as defined in the Certificate of Designation of 6% Convertible Preferred Stock) of the Common Stock is less than $0.50 per share on December 29, 2006; and (iii) provided for related modifications to the anti-dilution provisions of the 6% Convertible Preferred Stock.

  Because the Current Market Price (as defined in the Certificate of Designation of 6% Convertible Preferred Stock) of the Common Stock was less than $0.50 per share on December 29, 2006, the Certificate of Designation of Preferred Stock of the Company was modified to (i) reduce the conversion price of the 6% Convertible Preferred Stock from $0.50 to $0.30 (thereby further increasing the total number of shares of Common Stock issued and issuable pursuant to the conversion of the 6% Convertible Preferred Stock from 13,220,180 to 22,033,632) and (ii) modify related anti-dilution provisions of the 6% Convertible Preferred Stock.

This Item 3.03, including the foregoing description of the modified Certificate of Designation of Preferred Stock of the Company, is qualified in its entirety by reference to the Second Amended and Restated Certificate of Designation of Preferred Stock of the Company which is furnished as Exhibit 4.1 hereto and incorporated herein by reference. See also Item 5.03 of this report. The information in Item 5.03 of this report is incorporated in this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 3.03 of this report.

This Item 5.03 is qualified in its entirety by reference to the Second Amended and Restated Certificate of Designation of Preferred Stock of the Company which is furnished as Exhibit 4.1 hereto and incorporated herein by reference. The information in Item 3.03 of this report is incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Second Amended and Restated Certificate of Designation (furnished herewith and incorporated herein by reference)
10.1
Letter Agreement Amendment to the Loan Agreement dated as of December 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)

10.2	Amended Revolving Promissory Note dated as of December 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)
10.3	Factoring Agreement dated as of January 4, 2007 between Lighting Science Group Corporation and Allied Capital Partners, L.P. (furnished herewith and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: January 8, 2007   By: /s/ Ronald E. Lusk
                Name: Ronald E. Lusk
                Title: Chairman of the Board and Chief Executive Officer

INDEX OF EXHIBITS
Exhibit No.	Description of Exhibit
4.1	Second Amended and Restated Certificate of Designation (furnished herewith and incorporated herein by reference)
10.1
Letter Agreement Amendment to the Loan Agreement dated as of December 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)

10.2	Amended Revolving Promissory Note dated as of December 29, 2006 between Lighting Science Group Corporation and Bank of Texas, N.A. (furnished herewith and incorporated herein by reference)
10.3	Factoring Agreement dated as of January 4, 2007 between Lighting Science Group Corporation and Allied Capital Partners, L.P. (furnished herewith and incorporated herein by reference)